Exhibit 32

Certification

Pursuant to 18 U.S.C. (S) 1350, the undersigned officers of Mine Safety Appliances Company (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 12, 2003	/s/ JOHN T. RYAN III

Name: John T. Ryan III
Title: Chief Executive Officer

/s/ DENNIS L. ZEITLER

Name: Dennis L. Zeitler
Title: Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Mine Safety Appliances Company and will be retained by Mine Safety Appliances Company and furnished to the Securities and Exchange Commission or its staff upon request.